Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of FTI Consulting, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven H. Gunby, Chief Executive Officer and Chairman (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2026

By:	/s/ STEVEN H. GUNBY
Steven H. Gunby Chief Executive Officer and Chairman (principal executive officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.